CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.


                                                                   EXHIBIT 10.35

                                   AGREEMENT

                                    between

                                Bronnercom, LLC


                                      and


                          General Motors Corporation



                                January 1, 2000

                        TABLE OF CONTENTS

1.  Services

2.  Cost Estimates; Authorization; Reports

3.  Bronnercom Review Obligations; Approval for Publication

4.  Invoices and Payment

5.  Right of Audit

6.  Term and Termination

7.  Termination of Authorized Services

8.  Ownership of Materials

9.  Confidentiality

10. Insurance

11. Defense and Indemnity

12. Loaned Vehicles

13. Notices

14. Utilization of Minority Contracts

15. Relationship of Parties

16. General Provisions

    16.1  Compliance with Laws
    16.2  Waiver
    16.3  Settoff/Recoupment
    16.4  Governing Law
    16.5  Non-Assignment
    16.6  Severability
    16.7  Modification
    16.8  Entire Agreement

Exhibit A - Services and Compensation
Attachment 1 - General Conditions
Exhibit B - Authorizations and Approvals
Exhibit C - Reports
Exhibit D - Travel Guidelines
Exhibit E - Proof of Services
Exhibit F - Intellectual Property Rights Agreement
Exhibit G - Property Disposal
Exhibit H - Loan of Vehicle Receipt
Exhibit I - Notices

                   MARKETING & ADVERTISING SERVICES AGREEMENT

THIS AGREEMENT is entered into this 1st day of January, 2000 by and between Bronnercom, LLC and General Motors Corporation, and relates to the marketing and/or advertising services identified on Exhibit A ("Services") which may hereafter be furnished by Bronnercom to General Motors.

1.   Services

1.1 Bronnercom will provide Services on a non-exclusive basis for General Motors. It is expressly understood that General Motors is not obligated under this Agreement to purchase any services from Bronnercom or to issue to Bronnercom any "Authorization" (as defined in Exhibit B), nor is Bronnercom obligated to accept any Authorization issued by General Motors.

1.2 Bronnercom will render Services to General Motors for the effectiveness of advertising, merchandising, sales promotion and other such matters assigned to Bronnercom pursuant to Authorizations which may be issued from time to time by General Motors. Bronnercom agrees to cooperate with General Motors and to use its best skill and judgment in the performance of Services. Bronnercom will perform Services timely, diligently and to the reasonable satisfaction of General Motors, in an efficient and economical manner consistent with the best interest of General Motors.

2.   Cost Estimates; Authorization; Reports

2.1 Bronnercom agrees to prepare and furnish, within ten (10) business days and in such detail as may be reasonably required by General Motors, an itemized cost estimate of all Services being requested by General Motors for which a charge is to be made by Bronnercom. Such estimates will be in writing to the extent reasonably possible, however, if because of time constraints, a written estimate is not possible, a verbal estimate is acceptable, provided that it is promptly forwarded to General Motors in writing. No fee for Services will be payable by General Motors, unless an Authorization has first been approved by an appropriate General Motors representative, or his or her designee, as identified in Exhibit B. Such approvals will be in writing to the extent possible, however, if time limitations make this impossible, an oral approval is acceptable, provided that such oral approval is promptly confirmed in writing by Bronnercom to General Motors. When directed by General Motors, Bronnercom will obtain input from a production consultant before General Motors approval is requested.

2.2 No additions to, changes in or deletions from Services authorized under this Section 2 will be made without the prior written approval of the appropriate General Motors representative (or his or her designee); provided, however, that a representative of Bronnercom may authorize an emergency change in the field when such a change is deemed to be in the best interest of General Motors and the appropriate General Motors representative(s) is unavailable. Any such change made by Bronnercom will be communicated to General Motors as soon as possible, and in any event within two (2) business days, at which time written approval must be secured.

2.3 Bronnercom may obtain verbal approval from General Motors for amounts which exceed the cost estimate(s) by the lesser of ten percent (10%) or ten thousand dollars ($10,000). However, written confirmation of such verbal approval must be obtained from General Motors within two (2) weeks. Requests for written confirmation of verbal approval may be accumulated and submitted on one revised cost estimate for each job number.

2.4 Bronnercom will provide General Motors with the reports identified in Exhibit C, at the frequency indicated.

3.   Bronnercom Review; Approval for Publication

3.1 No advertising, merchandising, sales promotion, research or other material will be released, or in any manner placed or published in any medium, unless (1) the material has been reviewed by appropriate Bronnercom personnel, including Bronnercom legal counsel or legal compliance officer;
     (2) the material has also been reviewed by appropriate General Motors legal counsel; (3) the material in its to-be-released form has been provided to General Motors and a written authorization obtained from the individual identified in Exhibit B or such individual's designee. If, because of time constraints, a written authorization cannot be obtained, a verbal authorization is acceptable provided that such verbal authorization is immediately confirmed in writing by Bronnercom to General Motors.

3.2 Bronnercom will establish and maintain a procedure to ensure (1) that an appropriate level of legal review of claims and substantiation is available at, or on behalf of, Bronnercom; (2) that adequate substantiation exists for all claims; and (3) that all legal requirements (e.g., required disclosures) applicable to the advertising, merchandising, or other materials are met. Bronnercom will judge the adequacy of claim substantiation in light of its internal policies and applicable laws, rules, regulations and interpretations of them. General Motors will provide Bronnercom with a copy of all current consent orders between GM and the Federal Trade Commission and/or various states which apply to General Motors' advertising.

3.3 General Motors, at the request of Bronnercom, will provide Bronnercom with substantiation for claims and representations regarding its products or services and industry made in all advertising and other materials. General Motors will indemnify Bronnercom pursuant to Section 11.2 with respect to the accuracy of any material or information furnished to Bronnercom to substantiate claims or representations. Bronnercom will maintain adequate substantiation of all claims and representations in all advertising and other material published by Bronnercom on file until the end of the next model year (current model year plus the next model year), except for substantiation of comparative handling claims which must be retained until the end of four model years (current model year plus three model years).

3.4 Nothing in this Agreement will be deemed to require Bronnercom to undertake any act or perform any services, which in its judgment, would be misleading, false, libelous, unlawful or otherwise prejudicial to General Motors' or Bronnercom's interests.

4.   Invoices and Payment

4.1 Agency compensation is based on a fixed fee which shall be billed monthly on a pro rata basis. Agency shall be paid a performance bonus, the criteria of which shall be determined by the parties and set forth in Exhibit A or any other subsequent General Motors Division compensation agreements. If bonus criteria is not developed and agreed to by the parties, then a performance bonus will not be paid and Bronnercom will continue to be paid based on the fixed fee agreed to in Exhibit A or subsequent General Motors Division compensation agreements.

4.2 Upon completion of Services or agreed upon segments thereof as set forth in the estimates, and acceptance by General Motors, General Motors agrees to pay Bronnercom those amounts, if any, set forth in Exhibit A for Service(s) rendered by Bronnercom pursuant to General Motors' Authorization(s). Bronnercom will issue invoices to the attention of General Motors' department which authorized such Service(s). Unless otherwise agreed to in the Authorization, remittances shall be paid as follows: Invoices for media, pre-paid postage, and customer incentive redemptions received the 1st through 15th of the month will be paid by the 25th of the month. Such invoices received the 16th through the 31st will be paid by the 10th of the month following the month billed. All other invoices received during a month will be paid in accordance with GM's Multilateral Netting System (MNS-2) which provides, on average, that payment shall be made on the 2nd day of the 2nd month.

4.3 Upon the request of General Motors, supporting subcontractor invoices, upon which the charges of Bronnercom are based, will accompany any Bronnercom invoice. If Bronnercom's invoice includes allowable charges for travel and subsistence, whether incurred by the subcontractor or by Bronnercom personnel, these will also be included with such invoice documentation fully supporting such charges, supplied in accordance with Exhibit A, and be in accordance with the Travel Guidelines set forth in Exhibit D, attached to and made a part of this Agreement.

4.4 Bronnercom will review all invoices from subcontractors to ensure that appropriate supporting documentation has been received and verification of performance has been completed, prior to submitting an invoice to General Motors for the Services provided by the subcontractor.

4.5 Bronnercom will prepare and furnish to General Motors with each invoice, a written explanation of amounts which exceed the approved cost estimate(s) by the lesser of ten percent (10%) or ten thousand dollars ($10,000). General Motors is liable for amounts which exceed the approved cost estimate(s) only if Bronnercom has complied with the procedures of Section 2.2 or 2.3 above, or if such overages are due to causes beyond the control of Bronnercom and its subcontractors or suppliers and without their fault or negligence.

4.6 Provided that the "Proof of Services" requirements set forth in Exhibit E have been fulfilled, General Motors will pay Bronnercom's invoices in accordance with the payment terms set forth on the Authorization, or if no such payment terms are stated on the Authorization, then as stated in Exhibit A.

5.   Right of Audit

     Bronnercom will keep a separate account of the cost of Services based on its customary accounting procedures. This account is subject to audit by General Motors during Bronnercom's normal business hours and upon reasonable advance notice to Bronnercom, at any time during the progress of and after completion of all Services. Bronnercom will keep such account and maintain its records in a manner to facilitate such audit and agrees that such audit may be used as a basis for settlement of disputes which might arise regarding the propriety of charges, if any. For this purpose, Bronnercom agrees to preserve all pertinent ledgers, payroll data (confined to timekeeping records for projects billed on an hourly basis), books, vouchers, audit reports and all other relevant documents for the purpose of auditing charges and/or all allocations related to this Agreement, for a period from the final payment of invoice to the longer of either (i) the current year plus three (3) calendar years, or (ii) the last closed GM tax year. Notwithstanding the above, Bronnercom is not required to provide or make available to client for such audit personnel records, individual payroll or salary data or information that could be used to calculate individual payroll or salary data. In addition, Bronnercom shall have the right to redact the names of other clients from the records. Bronnercom also agrees to use reasonable efforts to include a provision in each contract it enters into with others relating to Services that requires the foregoing retention of records by such subcontractors and grants to Bronnercom, its agents and representatives, and to General Motors, a similar right to audit such charges. In the event Bronnercom is unable to secure the inclusion of such audit rights and record retention by its subcontractors, prior to entering into any contract with others relating to Services, Bronnercom will promptly obtain and follow General Motors' advice with respect thereto.

6.   Term and Termination

6.1 The term of this Agreement will commence as of the date first above written and will continue in effect thereafter until terminated, with or without cause, by either party by giving the other party at least ninety (90) days prior written notice of the date of such termination. Notwithstanding the foregoing, the terms and provisions of this Agreement will govern all Authorizations issued by General Motors and accepted by Bronnercom prior to the termination of this Agreement, provided that such Authorizations are not terminated in accordance with Section 7 below.

6.2 On or before December 31 of each year during the term of this Agreement, General Motors and Bronnercom will review the services provided by Bronnercom and the compensation received by it as set forth in Exhibit A and will, as agreed to by the parties, prepare, date and execute an amended Exhibit A for the following year.

7.   Termination of Authorized Services

7.1 Notwithstanding anything to the contrary contained in this Agreement or in any Authorization, and in addition to General Motors' right to terminate in
     Section 6.1, General Motors may terminate, at any time, with or without cause, any portion of Services under any Authorization by giving Bronnercom written notice, which notice will state the portion of the Services to be terminated and the effective date of such termination. If the termination by General Motors, in whole or in part, of any General Motors' Division scope(s) of work represents a majority of the Services for such Division and requires Bronnercom to re-assign personnel or reduce overhead for such Division, General Motors will allow at least a 90 day period for Bronnercom to make an orderly transition for redeploying or terminating personnel and reducing overhead. During this 90 day period, Bronnercom will transition resources in good faith to minimize fee compensation. Upon receipt of such notice of termination, and except as otherwise directed by General Motors, Bronnercom will:

     (a) stop all work on the Services on the date(s) and to the extent specified in the notice;

     (b) place no further orders or enter into contracts for materials, services, facilities, media time or space or otherwise, except as may be necessary for the completion of such portion of the Services that have not been terminated;

     (c) immediately advise General Motors of all material orders or contracts that in any way relate to the performance of the Services terminated by the notice;

     (d) terminate all orders or contracts as may be requested by General Motors and, with the prior approval of General Motors, use its best efforts to settle all outstanding liabilities or claims arising out of the termination of such orders or contracts;

     (e) assign to General Motors, or persons designated by General Motors, all rights, title and interest of Bronnercom in and to such orders or contracts as may be requested by General Motors, including all fees and commissions to be received by Bronnercom pursuant to the terms of any such order or contract; provided, however, that, with respect to any Services which would normally have been performed by Bronnercom, all fees commissioned on any audio or audio/visual advertising (e.g., radio, TV, cable, etc.) placed up to the effective date of termination and run during such period, or on any print advertising whose closing dates are prior to the effective date of termination, will be paid to Bronnercom, regardless of who may have planned, prepared or placed such advertising;

     (f) subject to the rights of third parties permitted under Section 8 below, and subject to payment of amounts specified in Section 7.2, as directed by General Motors and at General Motors' sole expense, transfer title and deliver to General Motors, (1) all work in process, completed work, supplies and other items produced as part of, or acquired in connection with, the performance of the Services terminated by such notice and (2) completed or partially completed drawings, films, photographs, information or other tangible property which, had the Authorization been fulfilled, would have been furnished to General Motors;

     (g) complete performance of Services, or portions thereof, which have not been terminated by the notice; and

     (h) take such further action, and execute such further instruments, as may be reasonably necessary or as General Motors may reasonably direct, for the protection and preservation of all work performed by or for Bronnercom for General Motors or property in the possession of Bronnercom and in which General Motors has or may be entitled to acquire an interest.

7.2 If General Motors terminates all or any portion of an Authorization pursuant to Section 7.1, or this entire Agreement pursuant to Section 6.1, except with respect to Bronnercom's breach of such Authorization or this Agreement, if any, General Motors will pay to Bronnercom the following amounts:

     (a) compensation pursuant to Section 4 of this Agreement for all Services completed and accepted by General Motors as of the effective date specified in the notice of such termination, recognizing that if the termination by General Motors, in whole or in part, of any General Motors' Division scope(s) of work represents a majority of the Services for such Division and requires Bronnercom to re-assign personnel or reduce overhead for such Division, General Motors will allow at least a 90 day period for Bronnercom to make an orderly transition for redeploying or terminating personnel and reducing overhead. During this 90 day period, Bronnercom will reallocate resources in good faith to minimize applicable fees.

     (b) reimbursement for all non-cancelable commitments or contract cancellation charges and settlement costs, if any, actually paid by Bronnercom to supplier(s), contractor(s) and/or subcontractor(s) with the prior approval of General Motors; and General Motors will hold Bronnercom harmless from any further liability to third party suppliers (including all reasonable legal fees and costs) arising from the termination of Services; and

     (c) reimbursement for all necessary and documented expenses or costs incurred and actually paid by Bronnercom pursuant to sub-paragraphs
          (f) and (h) of Section 7.1 above for the transfer and the protection and preservation of all work performed by or for Bronnercom for General Motors.

7.3 In no event will General Motors be liable for, and General Motors will make no payment to Bronnercom or its subcontractors with respect to loss of anticipated profit or commission and unabsorbed overhead on any Services terminated under this Section.

7.4  Within ninety (90) days from the effective date of termination,
     Bronnercom will submit a comprehensive termination claim to General Motors, with sufficient supporting data to permit General Motors to audit such
     claim within        days, and Bronnercom will promptly furnish such
     supplemental and supporting information as General Motors may reasonably request. General Motors, or its authorized agents, will have the right to audit as permitted under section 5, and examine all books, records, facilities, work, material, inventories and other items relating to any termination claim of Bronnercom. Upon final settlement of any such termination claim, Bronnercom will furnish General Motors with an appropriate release of all claims arising from termination of an Authorization or this Agreement.

8.   Ownership of Materials

     The following are applicable to all materials, services, ideas and concepts adopted and paid for by General Motors.

     (a) Subject to Subsection (e) and (i) below, Bronnercom agrees that all software, reports, manuals, names, logos, programs, compositions, photographs, illustrations, tapes and any other material prepared by Bronnercom employees under this Agreement and all other work products of Bronnercom employees made or created under this Agreement belong exclusively to General Motors.

     (b) Subject to Subsection (e) and (i) below, Bronnercom agrees that all software, writings, compositions, photographs, illustrations, discoveries, designs, ideas, inventions and improvements whether copyrightable, patentable or not, that are written, conceived, created, discovered or made by Bronnercom employees or subcontractors in the course of the work done under this Agreement will be promptly disclosed to General Motors and will become General Motors' sole property.

     (c) Bronnercom agrees to sign and execute, require employees to sign and execute, and make best efforts to have subcontractors sign and execute, all assignments (including waiver of moral rights), and other papers necessary to vest the entire right, title and interest in such software, writings, compositions, photographs, illustrations, names, logos, music, lyrics designs, ideas, inventions, improvements or discoveries in General Motors, and do all lawful acts and sign all assignments and other papers General Motors may reasonably request relating to applications for patents, trademarks and copyrights, both United States and foreign, or relating to the conduct of any opposition, litigation or other controversy in connection therewith, provided all expenses incident to the filing of such applications, the prosecution such applications, and the conduct of any opposition, litigation or other controversy will be borne by General Motors.

(d) Bronnercom agrees to require Bronnercom employees, and make best efforts to have all subcontractors assigned to perform work for General Motors, sign an Intellectual Property Rights Agreement or an equivalent document, subject to General Motors approval. Such approval has been granted for the documents attached as Exhibit F. Bronnercom further agrees to maintain such signed documents on file throughout the term of this Agreement and upon request of General Motors to deliver them to General Motors upon termination of this Agreement.

(e) In exceptional instances, Bronnercom may not recommend or be able to secure an assignment to General Motors of exclusive ownership in the rights to a work, which encompasses all original works or authorship, literary, dramatic, musical, artistic and certain other intellectual works. Those instances will be mutually agreed upon in writing by General Motors and Bronnercom prior to any contractual arrangements being implied or entered into by Bronnercom and General Motors, or Bronnercom on behalf of General Motors. General Motors and Bronnercom together, or Bronnercom on behalf of General Motors, will execute a contract containing all final terms and conditions of the limited license interest or restricted usage on such works accorded to General Motors.

(f) Bronnercom agrees to submit copies of all photographs and transparencies as well as submitting copies of any other works as directed by General Motors which are created or acquired for purposes of performing this Agreement to the GM Media Archives along with the name, address and telephone number of the copyright owner and any restrictions on future use by General Motors as provided for in Paragraph 8(e) above.

(g) Any material or ideas prepared for or submitted to General Motors, but not adopted and paid for by General Motors (regardless of whether the physical embodiment of the creative work is in General Motors' possession in the form of copy, artwork, plates, recording, films, tapes, etc.), remain the property of Bronnercom and may be submitted by Bronnercom to other clients for their use, provided that such submission or use does not involve the release of any confidential information regarding General Motors' business or methods of operations.

(h) At the conclusion of each job, Bronnercom will advise General Motors of any remaining special equipment, props or wardrobe material and will dispose of such items in accordance with Exhibit G.

(i) Notwithstanding provisions contained in this agreement to the contrary, General Motors acknowledges that Bronnercom possesses general knowledge, experience, skill, talent, ideas, concepts, know-how, algorithms, libraries of code and other information the field in which it will provide the Services and that such information was or will be developed or acquired by Bronnercom other than on the account of General Motors, including without limitation, Bronnercom's Customer Base Management (CBM) model and ancillary Behavior Optimization Process (BOP) (all the foregoing, whether developed or acquired prior to or concurrent with the Services and Deliverables, referred to as "Agency Information"). General Motors further acknowledges and agrees that such Agency Information may be incorporated, in whole or in part, into the General Motors' work, and that, notwithstanding any other provision of this Agreement, Bronnercom retains all rights in and to the Agency Information subject only to a non-exclusive, non-transferable license granted to General Motors to use such Agency Information, but only to the extent that Agency Information may be embodied in the General Motors work as contemplated by this agreement. To the extent that General Motors' work or Agency Information has entered the public domain (due to, for example, publication) through no breach by Bronnercom of its obligations to General Motors, Bronnercom shall have the same rights to such General Motors' work as it would have under the law, absent this Agreement and the relationship described in this Agreement.

9.   Confidentiality

9.1 Bronnercom covenants and agrees that, both during the term and after the termination of this Agreement, Bronnercom will not disseminate, reveal or otherwise make available to any person, or use for its own purposes, any of General Motors non-public information learned by it during the term of this Agreement regarding, but not limited to, trade secrets and confidential information, advertising matters, ideas, plans, techniques, accounts, products, business, customers or methods of operation, except as otherwise required in the performance of its obligations under Authorizations, or except as may be required by any law, court, legal process or other regulatory or examining authorities (whether governmental or otherwise), or except information that becomes public through no fault of Bronnercom. Bronnercom will use its best efforts to include a confidentiality provision in each contract it enters into with others relating to Services which is substantially similar to the foregoing sentence. Any exception to this Section will be at the direction of General Motors and must be documented in writing.

9.2 The provisions of this Section 9 will survive the termination of this Agreement for a period of three (3) years from the effective date of any such termination. Upon termination of this Agreement, all documents in Bronnercom's possession containing such information will be returned to General Motors or destroyed, as General Motors may elect. Notwithstanding the foregoing, Bronnercom may retain a copy of the documents for archival purposes.

10.  Insurance

10.1 During the term of this Agreement, Bronnercom will maintain policies of insurance in the following types and amounts:

      (a) Workers compensation in an amount not less than the statutory limits for the state(s) in which Services are to be performed, including employer's liability insurance in an amount not less than $1,000,000. If Bronnercom is self-insured, a certificate of the state in which the Services are to be performed must be furnished by such state agency directly to General Motors.

      (b) Commercial general liability insurance, including contractual liability coverage, with minimum limits of liability of not less than $10,000,000 per occurrence.

      (c) Automobile liability insurance (including owned, non-owned, and hired vehicles), with minimum limits of not less than $10,000,000 per occurrence.

      (d) Advertiser's liability insurance, including contractual liability coverage, with minimum limits of not less than $10,000,000 per occurrence.

10.2 All insurance policies will be issued by reputable insurance companies satisfactory to General Motors. If such policies do not contain a separation of insureds provision, they will be endorsed to provide cross-liability coverage. Bronnercom will maintain all such required insurance in force unless agreed to in writing by General Motors.

10.3 Before Services are started, Bronnercom will furnish to General Motors certificates(s) of insurance evidencing compliance with the insurance requirements. Each certificate will: (1) set forth the amount of coverage, policy number and date of expiration, (2) name General Motors as an additional insured under all of the above policies, except those listed in
      Section 10.1(a) but only with respect to operations performed by Bronnercom for General Motors under this Agreement, (3) provide that such insurance carrier will not terminate, cancel, or materially modify such insurance coverage without thirty (30) days prior written notice to General Motors, and (4) state that such insurance is primary in coverage to any other insurance or self-insurance programs which may be available to General Motors Corporation.

10.4 The purchase of insurance coverage and furnishing of certificate(s) will neither modify Bronnercom's obligation to indemnify General Motors under
      Section 11.1 nor be in satisfaction of Bronnercom's liability under this Agreement or any Authorization.

11.   Defense and Indemnity

11.1 Bronnercom agrees to indemnify and save harmless General Motors Corporation, its officers, directors and/or employees from and against any and all claims, demands, and/or causes of action, and all damages, liabilities, judgments, costs (including reasonable settlement costs) and expenses associated therewith (including reasonable attorneys' fees and costs), arising from:

      (i) any act or omission by Bronnercom, or its employees or agents or subcontractors in the course of performing Services pursuant to this Agreement, whether or not within the scope of performing this Agreement;

    (ii) any material breach by Bronnercom of any of the representations, terms or conditions of this Agreement;

    (iii) except to the extent covered by Section 11.2, any advertising, merchandising, publicity or other materials prepared by or on behalf of Bronnercom which result in any alleged or actual:

          (a)  libel, slander, defamation or product disparagement;

          (b) infringement of trademark, copyright, title, slogan or other property rights with respect to materials created by Bronnercom or obtained by Bronnercom from third parties;

          (c) piracy, plagiarism, unfair competition or idea misappropriation with respect to materials created by Bronnercom or obtained by Bronnercom from third parties; or

          (d)  invasion of the right of privacy or publicity;

     (iv) any claim by a third party based upon an actual or alleged contractual relationship with Bronnercom when acting as an independent contractor, or when acting as General Motors' agent if Bronnercom has exceeded the authority granted to it by General Motors.

11.2 General Motors agrees to indemnify and save harmless Bronnercom, its officers, directors and/or employees from and against all claims, demands, and/or causes of action, and all damages, liabilities, judgments, costs (including reasonable settlement costs) or expenses associated therewith (including reasonable attorneys' fees and costs) arising from any information or material directly or indirectly supplied by GM, or which is based on material or information relating to General Motors' products, or products of its competitors used by Bronnercom for the provision of its Services and which General Motors reviewed and approved before the public dissemination of such information or material, including any product's liability claims. Approval obtained from General Motors based upon statements or representations made by Bronnercom as to the accuracy or truthfulness of advertising content will be deemed to have been published without General Motors' approval.

11.3 With respect to the defense of any claim or litigation to which these indemnification provisions apply, the indemnifying party, at its own expense, will have the right to select counsel of its own choice and direct defense of the action and any settlement as it deems proper. Upon request of the indemnified party, the other party will allow the indemnified party, at its own expense, to participate in the defense.

11.4 Each party will give the other party prompt written notice in the event of the receipt of knowledge of any claim against either of the parties to which these indemnification provisions apply, and will cooperate with the other and assist in the defense of such claim.

11.5 The obligations contained in this Section 11 will continue in full force and effect notwithstanding termination of this Agreement or any Authorization for any reason.

12.   Loaned Vehicles

      The following provisions apply in the event vehicles are furnished to Bronnercom by General Motors ("Loaned Vehicles"):

      (a) Bronnercom agrees to obtain from each individual permitted to drive a Loaned Vehicle, a signed copy of (1) the Vehicle Terms and Conditions and Vehicle Receipt and (2) General Motors Safe Driving Conduct Requirements (attached as Exhibit H). Bronnercom will retain the executed copy for a period of three (3) years and will provide it to General Motors at General Motors' request.

      (b) Bronnercom agrees to obtain and maintain, at its own expense, the automobile liability insurance required in Section 10.1(c). Bronnercom will also provide comprehensive (fire and theft) and collision coverage on Loaned Vehicles (other than prototype vehicles).

      (c) Bronnercom will return Loaned Vehicle in the same condition as delivered, reasonable wear and tear excepted, to the location designated by General Motors. All repairs necessary to restore Loaned Vehicles to such condition will be performed at a facility approved by General Motors, at the expense of Bronnercom. If, in General Motors' opinion, a Loaned Vehicle cannot or should not be repaired based upon General Motors Corporation's policy for repairing/scrapping damaged vehicles, then the Loaned Vehicle must be returned to General Motors and Bronnercom will pay General Motors the Loaned Vehicle's value, based upon the following formula: The amount General Motors Corporation would have received if the Loaned Vehicle had been sold at auction the month the Loaned Vehicle was damaged based on a similar make and model year vehicle with similar mileage, as determined by GM NAO Fleet Operations Auction Results' Report, less $4,000.

13.   Notices

      Except as otherwise specifically provided for in this Agreement, all notices required or permitted to be given by either party under or in connection with this Agreement will be in writing and will be deemed duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or by prepaid recognized overnight delivery service, or by facsimile confirmed by letter, to the other party at the address set forth in Exhibit I, or such other address as may be requested by either party by like notice.

14.   Utilization of Minority Contractors

14.1 It is the policy of General Motors Corporation that minority business enterprises will have the opportunity to participate in the performance of General Motors Corporation contracts. As a provision of this Agreement and any Authorization issued to Bronnercom under this Agreement, Bronnercom agrees to use reasonable efforts to carry out this policy. For the purposes of this Agreement, minority business enterprises will be as stated in U.S. Executive Order 11625 dated October 13, 1971. Bronnercom may rely upon written representations by subcontractors regarding their status as minority business enterprises in lieu of an independent investigation.

14.2 Upon award and as a provision of such Authorization, Bronnercom will identify the minority subcontractors who will be utilized by stating the subcontract bid amount, description of the work, subcontractor name and address and the principal person to contact. Bronnercom will also include a copy of the written representation received by Bronnercom from the minority business enterprise concerning minority ownership.

15.   Relationship of Parties

15.1 Bronnercom expressly acknowledges that it is and in the performance of this Agreement or any Authorization that it will act as an independent contractor. When acting as an independent contractor, Bronnercom will enter into, and assume the liability for, contracts made or placed with a third party required for performing the services included in this Agreement. However, General Motors specifically reserves the right to approve any and all subcontractors employed by Bronnercom. All contracts made or placed by Bronnercom with a third party, when Bronnercom is acting as an independent contractor, will include a provision that states that the third party agrees that it will hold Bronnercom solely liable for the fulfillment of all obligations under the contract.

15.2 Commitments or agreements will include General Motors only if General Motors determines that there would be a specific benefit to be gained by being a party to the contract or permitting Bronnercom to act as General Motors' limited agent. In such instances, Bronnercom will provide General Motors with written estimates of all costs and charges to be incurred by third-party suppliers and will obtain General Motors' approval prior to such costs and charges being incurred. Bronnercom will notify all such third-party suppliers of General Motors' identity as principal. In addition, such third-party suppliers will be required to bill separately for all materials supplied on General Motors' behalf and will charge sales tax as appropriate. The costs and charges of third-party suppliers incurred by Bronnercom on General Motors' behalf will be paid by General Motors with the commission or markup, if any, as set forth in Exhibit A. Title to all materials purchased from third-party suppliers will pass to General Motors upon payment by General Motors to Bronnercom for such materials as set forth in
     Section 8.

16.  General Provisions

16.1 Compliance with Laws. Bronnercom agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all lawful orders, rules and regulations issued thereunder and any provisions, representations or agreements, or contractual clauses required thereby to be included or incorporated by reference or by operation of law in this Agreement. Without limiting the foregoing, Bronnercom will be responsible for complying with all requirements of federal and state social security, unemployment compensation and tax withholding laws, and all applicable federal, state and local laws and regulations pertaining to (1) immigration, (2) occupational health and safety of its employees, (3) wages and hours of employment, and (4) equal employment opportunity and employment practices, and in this connection, agrees that it will not discriminate in its employment practices due to age, disability, sex, race, color, religion, creed or national origin.

16.2 Waiver. Waiver by either party of any breach or failure to comply with any provision of this Agreement by the other party will not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

16.3 Setoff/Recoupment - In addition to any right of setoff or recoupment provided by law, all amounts due to Bronnercom shall be considered net of indebtedness of Bronnercom and its affiliates/subsidiaries to General Motors and its affiliates/subsidiaries; and General Motors shall have the right to setoff against or to recoup from any amounts due to Agency and its affiliates/subsidiaries from General Motors and its affiliates/subsidiaries.

16.4 Governing Law. This Agreement will be construed and enforced in accordance with, and governed by, the laws of the State of Michigan, without reference to its choice of law rules.

16.5 Non-assignment - Neither party may assign this Agreement without the prior written consent of the other party.

16.6 Severability - If any term(s) of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term(s) shall be deemed reformed or deleted, as the case may be, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

16.7 Modification. No waiver, alteration or modification of any of the provisions of this Agreement will be binding upon either party unless in writing, signed by a duly authorized representative of each, and conspicuously states that it amends this Agreement.

16.8 Entire Agreement. This Agreement, together with all attachments and exhibits to this Agreement, constitutes the entire agreement between General Motors and Bronnercom with respect to the subject matter of this Agreement and will supersede all prior oral or written representations and agreements.

IN WITNESS WHEREOF, this Agreement has been executed in multiple counter-parts as of the day and year first above written by Bronnercom and General Motors by their duly authorized representatives.

Bronnercom, LLC                         General Motors Corporation


By                                      By
   --------------------------------        ------------------------------
   Title:                                  Title:


Exhibits:
Exhibit A - Services and Compensation
Attachment 1 - General Conditions
Exhibit B - Authorizations and Approvals
Exhibit C - Reports
Exhibit D - Travel Guidelines
Exhibit E - Proof of Services
Exhibit F - Intellectual Property Rights Agreement
Exhibit G - Property Disposal
Exhibit H - Loan of Vehicle Receipt
Exhibit I - Notices

                                                                       Exhibit A

           Services and Compensation - Pontiac - GMC (Commercial)

This Exhibit A sets forth the compensation which will be paid by Pontiac - GMC to Bronnercom; it is the intent of the parties that this Exhibit A be attached to and become part of the Advertising Bronnercom Agreement between General Motors and Bronnercom dated as of January 1, 1999.

Bronnercom will be compensated on a fixed-fee basis for the agreed upon services as outlined in the Scope of Services as provided. Bronnercom is prepared to render services to Pontiac - GMC with the understanding that no advertising media shall be placed and no chargeable services performed without Pontiac - GMC authorization as defined in Exhibit B.

Bronnercom compensation is fixed at [***] per month, not to exceed [***] for the agreed to scope of services, unless otherwise agreed to by Pontiac - GMC. If Bronnercom services terminate on a date other than the last day of the month, a pro-rated share of the fixed fee will be due for the final month. Media/production/travel expenditures will be billed separately. Pontiac - GMC will be billed at net cost for these expenditures on a monthly basis. Attachment 1 - General Conditions, details payment provisions for miscellaneous business expenses. All cash discounts will be passed on to Pontiac - GMC. Bronnercom shall bill Pontiac - GMC for all sales tax and other itemized taxes at cost. Bronnercom travel associated with General Motors' activities will not exceed [***] without prior Pontiac - GMC approval.

It is the responsibility of Bronnercom to manage its costs against the above fee. As a result there will be no reconciliation of the agreed upon fee at year-end. However, if there is a material change in the Scope of Services, the fee will be adjusted as agreed upon by both parties.

ACCEPTED AND AGREED TO:

Pontiac - GMC                           Bronnercom, LLC



By:                                     By:
      --------------------------------        ------------------------------

Date:                                   Date:
      --------------------------------        ------------------------------

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                       Exhibit A

                 Services and Compensation - Pontiac - GMC

This Exhibit A sets forth the compensation which will be paid by Pontiac - GMC to Bronnercom; it is the intent of the parties that this Exhibit A be attached to and become part of the Advertising Bronnercom Agreement between General Motors and Bronnercom dated as of January 1, 1999.

Bronnercom will be compensated on a fixed-fee basis for the agreed upon services as outlined in the Scope of Services as provided. Bronnercom is prepared to render services to Pontiac - GMC with the understanding that no advertising media shall be placed and no chargeable services performed without Pontiac - GMC authorization as defined in Exhibit B.

Bronnercom compensation is fixed at [***] per month, not to exceed
[***] for the agreed to scope of services, unless otherwise agreed to by Pontiac - GMC. If Bronnercom services terminate on a date other than the last day of the month, a pro-rated share of the fixed fee will be due for the final month. Media/production/travel expenditures will be billed separately. Pontiac - GMC will be billed at net cost for these expenditures on a monthly basis. Attachment 1 - General Conditions, details payment provisions for miscellaneous business expenses. All cash discounts will be passed on to Pontiac - GMC. Bronnercom shall bill Pontiac - GMC for all sales tax and other itemized taxes at cost. Bronnercom travel associated with General Motors' activities will not exceed [***] without prior Pontiac - GMC approval.

It is the responsibility of Bronnercom to manage its costs against the above fee. As a result there will be no reconciliation of the agreed upon fee at year-end. However, if there is a material change in the Scope of Services, the fee will be adjusted as agreed upon by both parties.

ACCEPTED AND AGREED TO:

Pontiac - GMC                           Bronnercom, LLC



By:                                     By:
      --------------------------------        ------------------------------

Date:                                   Date:
      --------------------------------        ------------------------------

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                       Exhibit A

         Services and Compensation - Enterprise Customer Management

This Exhibit A sets forth the compensation which will be paid by General Motors to Bronnercom; it is the intent of the parties that this Exhibit A be attached to and become part of the Advertising Bronnercom Agreement between General Motors and Bronnercom dated as of January 1, 1999.

Bronnercom will be compensated on a fixed-fee basis for the agreed upon services as outlined in the Scope of Services as provided. Bronnercom is prepared to render services to General Motors with the understanding that no advertising media shall be placed and no chargeable services performed without General Motors authorization as defined in Exhibit B.

Bronnercom compensation is fixed at [***] per month, not to exceed
[***] for the agreed to scope of services, unless otherwise agreed to by General Motors. If Bronnercom services terminate on a date other than the last day of the month, a pro-rated share of the fixed fee will be due for the final month. Media/production/travel expenditures will be billed separately. General Motors will be billed at net cost for these expenditures on a monthly basis. Attachment 1 - General Conditions, details payment provisions for miscellaneous business expenses. All cash discounts will be passed on to General Motors. Bronnercom shall bill General Motors for all sales tax and other itemized taxes at cost. Bronnercom travel associated with General Motors' activities will not exceed [***] without prior General Motors approval.

It is the responsibility of Bronnercom to manage its costs against the above fee. As a result there will be no reconciliation of the agreed upon fee at year-end. However, if there is a material change in the Scope of Services, the fee will be adjusted as agreed upon by both parties.


ACCEPTED AND AGREED TO:

General Motors Corporation              Bronnercom, LLC



By:                                     By:
      --------------------------------        ------------------------------

Date:                                   Date:
      --------------------------------        ------------------------------

CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                        Attachment 1


                               GENERAL CONDITIONS

Communication Charges:

Bronnercom will assume cost of telephone, facsimile and other like communication charges incurred in the normal conduct of business, including communications to General Motors, media owners, and material suppliers.

Bronnercom will assume cost of calls or communications giving instructions to Bronnercom' branch offices, field representatives, or traveling staff members. Bronnercom will also assume cost of calls or communications regarding billings, as well as those made necessary by delays or oversight on the part of the Bronnercom.

General Motors will pay net costs for communication charges incurred upon request to provide General Motors with special or unusual service or to meet special emergencies above and beyond the normal range of Bronnercom service. These charges must be approved in advance by General Motors. General Motors will also assume net cost of calls or communications:

 . When General Motors changes copy or schedules after original instructions have been issued, and when time does not permit revising instructions by regular mail;

 . When General Motors delays release of copy, tapes, or schedules until it is too late to issue instructions by regular mail;

 . When it is necessary to obtain information for the preparation of special advertisements requested (General Motors will first be advised that information is needed);

 . When it is necessary to make a market analysis in completing research requested;

 . When it is necessary to give instructions to media or suppliers regarding publicity material;

 . When General Motors' field organization requests information regarding campaign (such requests will be referred to General Motors, unless General Motors asks Bronnercom to supply information).

Mailing and Shipping

Bronnercom will pay all mailing and shipping charges incident to the routine conduct of business. This includes correspondence between the Bronnercom' and the General Motors' representatives, publishers, broadcasters, outdoor plant owners, and suppliers of materials/services. This includes postage on the mailing of orders, revisions, cancellations, etc., sent by regular mail.

General Motors will pay net cost for mailing and shipping of:

 . Advertising materials to publications or suppliers;

 . All shipments of publicity material;

 . Direct mail or sales promotion literature;

 . General letters sent by Bronnercom over General Motors' signature, or at General Motors' request, over Bronnercom' signature;

 . Advertising material or instructions to General Motors' field organization
  (field offices, dealers, or dealer marketing association), special research or market analysis materials, at the request of General Motors;

 . Expediting or special delivery of mail or shipment upon request of General
  Motors.

Outside Packing and Handling

Bronnercom shall charge net cost on the purchase of outside packaging and handling.

Duplicating and Copying

Bronnercom shall charge net cost on the purchase of outside goods and services as previously authorized by General Motors:

     1. Audio and video duplicates;
     2. Slides, transparencies, prints;
     3. Xerox copies, Photostats.

When duplicated or prepared internally, audio tapes, video tapes, Xerox copies, and Photostats will be billed at net cost.

Overtime and Premium Service

In recognition of the need for photography during the quality sun up and twilight hours and the desire to compress costly shoots into the least number of days, General Motors accepts the probability of overtime work on the part of various suppliers and is prepared to pay for such work. It is, therefore, the responsibility of Bronnercom to include such overtime in production estimates for General Motors' evaluation and approval before commitments are made.

However, it is not to be assumed that overtime is a necessary element in the production of every ad or commercial, nor should provision for overtime be provided in every production estimate.

Bronnercom assumes responsibility to so plan production requirements as to minimize the cost penalties associated with overtime.

When necessary overtime is occasioned and provision has not been made, Bronnercom has responsibility of securing written General Motors' approval in advance of the commitment. If an approved General Motors representative is not available, Bronnercom may authorize a supplier to proceed with overtime work, securing approval as soon as possible and, in any event, within 48 hours.

Premium service, whether identified as special service, overnight processing, lab or studio rental overtime, or similar descriptive phrases, is not recognized as the normal way of doing business. Therefore, premium service should not be built into all production estimates. If and when premium service is required, it must be identified on the production estimate for General Motors' approval.

Applied Graphics Technology Preferred Supplier Status

General Motors has entered into an agreement with Applied Graphics Technology
(AGT), for AGT to provide the following services:

  1. Complete pre-press production for all catalogs, print ads, and collateral material.
  2. Broadcast duplication and distribution services for radio and television advertising, including a plan to transition toward digital distribution for radio and television spots.
  3. Digital archive development and implementation for print and broadcast materials.

  Pre-press is defined as the point at which General Motors artwork is complete and prepared for a printer or processed for dub and ship to television or radio stations.

  The rates for the above services have been negotiated by General Motors with AGT and will be billed at net cost through Bronnercom to General Motors.

  Work performed in the above categories by other suppliers and all cost in excess of the GM rates must be pre-approved by General Motors. However, an officer of Bronnercom may authorize emergency work to other suppliers when such work is deemed to be in the best interest of General Motors and the appropriate General Motors' representative(s) is unavailable. Any such work authorized by Bronnercom shall be communicated to General Motors as soon as possible, and in any event within two (2) business days, at which time written approval must be secured.

                                                                       Exhibit B

                   Authorizations and Approvals - Oldsmobile

All authorizations and approvals with respect to any Services performed in Exhibit A shall be authorized with the proper submission of an expense authorization in the following manner:

                             Total Cost of Project
                       General Motors Signature Required

                                $ 0 - $ 500,000
                Advertising Budget Coordinator, MARCOM Manager
             Debi Lange, Martha Morrissey, Judi Helm, Phil Caruso,
                       Cynthia Babcock, Schryse Crawford

                            In excess of $ 500,000
                     Advertising Director, General Manager
                           Mike Sands, Karen Francis


                             AUTHORIZED SIGNATURES:


                    ---------------------------------------
                                  Debie Lange


                    ---------------------------------------
                                Martha Morrissey


                    ---------------------------------------
                                   Judy Helm


                    ---------------------------------------
                                  Phil Caruso


                    ---------------------------------------
                                Cynthia Babcock


                    ---------------------------------------
                                Schryse Crawford


                    ---------------------------------------
                                   Mike Sands


                    ---------------------------------------
                                 Karen Francis

                                                                       Exhibit B

           Authorizations and Approvals - Pontiac - GMC (Commercial)

All authorizations and approvals with respect to any Services performed in Exhibit A shall be authorized with the proper submission of an expense authorization in the following manner:

                             Total Cost of Project
                       General Motors Signature Required

                                 $0 - $100,000
                               Budget Coordinator
                                 Susan Baskett

                                 $0 - $500,000
                              Advertising Manager
                                  Dave Koziara

                             In excess of $500,000
                              Advertising Director
                                  Robert Kraut



                             AUTHORIZED SIGNATURES:



                    ---------------------------------------
                                 Susan Baskett


                    ---------------------------------------
                                  Dave Koziara


                    ---------------------------------------
                                  Robert Kraut

                                                                       Exhibit B

                 Authorizations and Approvals - Pontiac - GMC

All authorizations and approvals with respect to any Services performed in Exhibit A shall be authorized with the proper submission of an expense authorization in the following manner:

                             Total Cost of Project
                       General Motors Signature Required


                                 $0 - $500,000
Brand Relationship Manager, Interactive Marketing Manager, Advertising Manager
                  Larry Mueller, Joyce Fierens, Dave Koziara

                            In excess of $500,000
                             Advertising Director
                                 Robert Kraut


                             AUTHORIZED SIGNATURES:



                    ---------------------------------------
                                 Larry Mueller


                    ---------------------------------------
                                 Joyce Fierens


                    ---------------------------------------
                                  Dave Koziara


                    ---------------------------------------
                                  Robert Kraut

                                                                       Exhibit B

        Authorizations and Approvals - Enterprise Customer Management

All authorizations and approvals with respect to any Services performed in Exhibit A shall be authorized with the proper submission of an expense authorization in the following manner:

                             Total Cost of Project
                       General Motors Signature Required

                                $ 0 - $ 500,000
                                    Manager


                             In excess of $ 500,000
                                    Director
                            Karen Ebben, Chuck Kirk



                             AUTHORIZED SIGNATURES:



                    ---------------------------------------
                                  Maria Rohrer



                    ---------------------------------------
                                  Pete Maguire



                    ---------------------------------------
                                   Gwen Smith



                    ---------------------------------------
                                  Robert Kraut

                                                                       Exhibit C

                                    Reports

Bronnercom agrees to supply status and other reports as General Motors may require from time to time. Such reports shall include, but not be limited to:

     1. Quantitative Business Management System (QBMS). This report should detail Bronnercom staff hours and direct payroll by department/function and Bronnercom overhead. It should be provided on a forecast basis at the time the scope of work is finalized and on an actual basis at the end of the year if an annual contract or at the end of the contracted project.

     2. Monthly Commitment Report of Consumer Influence Expense. This report shall indicate, by medium, the total dollars committed in the respective month's General Motors advertising schedule.

     3. Monthly Forecast of Consumer Influence Expense. This report shall indicate, by medium, by month, committed and forecast General Motors advertising expense for the full calendar year.

     4. Expenditures with Minority Contractors. This report shall be a summation of the information required in Section 14, and may be substituted for individual Authorization reporting if deemed appropriate by General Motors.

     5. Bronnercom will notify responsible General Motors when determination must be made to exercise bonus spots.

Copies of the above reports shall be provided to the appropriate Advertising Manager for General Motors.

                                                                       Exhibit D

                               Travel Guidelines

The following are guidelines for reporting and reimbursement of business-related travel/incidental expenses:

1. Bronnercom's travel on behalf of General Motors, which has been previously approved by General Motors, will be reimbursed at actual cost not to exceed General Motors' "Preferred Supplier" rates. Bronnercom is responsible for making travel reservations, hotel/motel accommodations, and reserving rental cars.

2. Original copies of receipts are required for all airfare, hotel, car rental, and transportation expenditures, plus any individual expenditure, such as parking, gasoline purchases, highway tolls, etc. If applicable, the last copy of the airline ticket must be included. All travel and per diem for which Bronnercom seeks reimbursement will be submitted to General Motors on an expense report form acceptable by General Motors, along with substantiating documentation, and will accompany the regular invoices. The Bronnercom' employee, his or her immediate supervisor, and an authorized representative of General Motors must sign the expense report form.

3. General Motors will provide Bronnercom with the current version (and future revisions) of the General Motors Travel Policy and Guidelines Manual for detailed acceptable reimbursable travel/incidental expense parameters (as applicable).

4. All expenses must be reasonable and are subject to audit.

                                                                       Exhibit E

                           Proof of Services

Vendor invoices must be accompanied by the following substantiation/proof of service and Bronnercom must keep on file for Section 5 audits:

TV/Radio Network....
Network billing with program, program date, program time slot, commercial code, cost per announcement

TV/Radio Spot....
Station billing with city and state, date, air time, commercial code, cost per announcement

TV/Cable....
Date, air time, commercial code, cost per announcement

TV/Syndication....
Program, date (by "week of"), commercial code, cost per announcement

Print (Magazine)....
Publication Insertion Order with issue, date, ad number, space/inches, rate, cost per insertion, cash discount, right to audit valid tearsheet per magazine or for each magazine

Print (Newspaper)....
Publication Insertion Order with issue, date, space/inches, rate, cost per insertion, cash discount (Tearsheets may be obtained from ad checking bureau for two months.)

Outdoor....
Name of outdoor company, market, cost by location or cost by number of locations, gross costs, commission adjustment, amount payable

Production....
Invoice number, date of invoice due date, estimate/job number, job description noncommissionable items listed separately, total cost due (including vendor invoices, and expense reports when applicable)

                                                                       Exhibit F


                       EMPLOYEE CONFIDENTIAL INFORMATION,
                     NONCOMPETITION AND OWNERSHIP AGREEMENT

   As a condition of my continuing employment with Bronnercom, LLC (the "Company" which term shall include Sansome, Inc. and Bronnercom (UK), Inc.) to hire me as an employee, I hereby agree as follows:

   1. When used in this Agreement "Confidential Information" shall mean all information which has not been made public concerning the Company's business, including but not limited to: names of clients or prospective clients, participant lists, marketing strategies, mailing lists, personnel information, billing rates, accounting procedures, income information, financial data, advertising ideas, other information or knowledge which a reasonable person would believe to be of a confidential or secretive nature, writings (whether or not copyrightable), "know-how", ideas and concepts, whether patentable or not, and whether conceived or developed by me on behalf of the Company or made known to me by the Company. The term "Confidential Material" shall mean all physical embodiments of such Confidential Information, including, without limitation, drawings, training manuals, decks (proposals), cassettes, filmstrips, customer lists, contracts, reports, financial reports, manuals and correspondence. References in this Agreement to the "Company" shall include all parent, affiliated subsidiary, assigns and successor corporations or entities of the Company.

   2. I recognize that in the performance of my services for the Company I may gain knowledge of Confidential Information and may have access to Confidential Materials, both of which I acknowledge are valuable and protectable assets, and the exclusive property, of the Company. I also recognize that I may work directly with the Company's customers and clients, and develop good will on behalf of the Company with such customers and clients, and that the Company has a vital business interest in protecting such good will.

   3. I agree that during and following my employment with the Company I shall not use, divulge, disclose, communicate, copy or make accessible any Confidential Information or Confidential Materials to or for anyone except as authorized in writing by the Company.

   4. I agree not to remove from the Company's facilities any Confidential Materials whether created or produced by me or obtained from the Company, except as directed by the Company, and I agree to return all originals and copies such Confidential Materials to the Company upon request, and in any event upon the termination of my employment with the Company.

   5. (a) The following shall be the exclusive property of the Company to which the Company shall have the entire right, title and interest: all computer software, writings

   (including reports, source and object codes, manuals and other documentation), discoveries, inventions, improvements, ideas, names, models trademarks, innovations and contributions (including all data and records pertaining thereto), regardless of what form they may take, and whether or not patentable or copyrightable, and whether or not reduced to writing (or other copyrightable form), drawings, practice, or recordation in any form readable or accessible by any person or machine, (i) which I may produce, develop, write, invent, discover, originate, make or conceive during the term of my employment or during the one year period following termination of such employment, either alone or with others and whether or not during working or business hours or by or with the use of facilities, materials or proprietary information or rights of the Company, and (ii) which relate to, or are or may likely be useful in connection with, any of the Company's businesses or products; the foregoing are collectively referred to as "Writings and Inventions". I shall promptly and fully disclose all Writings and Inventions to the Company, and shall promptly record all Writings and Inventions in such form as the Company may request. All Writings and Inventions reduced to copyrightable form shall be considered a "work made for hire" for the sole benefit of the Company. The Company shall own all rights in my Writings and Inventions, including the right to use or not to use any of such Writings and Inventions, and the right to change, alter, supplement, edit, translate or improve any Writings and Inventions as the Company sees fit.

   (b) I hereby assign to the Company my entire right, title and interest in and to all Writings and Inventions. I shall execute and deliver, upon the Company's request at any time (including any time after termination of my employment by the Company), and at the Company's expense, any and all legal instruments or applications, assignments and other documents or papers that the Company may deem necessary or desirable to obtain, establish, maintain, protect and perfect or enjoy its rights, including any patent or copyright rights, in the Writings and Inventions, and shall assist the Company, at the Company's expense, in obtaining, defending, and enforcing the Company's rights therein, all without further compensation or royalty payments to me.

6. In order to protect the Company's Confidential Information and good will, I agree that, for as long as I am employed by the Company and for one year following completion of such employment, I shall not, directly or indirectly (whether as an employee, agent, consultant or otherwise), solicit or accept work from, or perform work for, or have an ownership interest in, or other connection with: (a) any client or prospective client of the Company for which I performed services while employed by the Company; or (b) any entity which solicits or accepts work from, or performs work for, any client or prospective client of the Company for which I performed services while an employee of the Company; nor for such period of time will I take any action which might disturb the existing business relationship of the Company with any of its clients. During my employment with the Company and for one year following completion of such employment, I shall not participate or engage directly or indirectly in the solicitation or persuasion of any employee of, or consultant to, the Company to terminate his or her relationship with the Company or in hiring of such employee or consultant by any other person or entity.

  7. I acknowledge that the Confidential Information and Confidential Materials and good will referred to above are of a special, unique and extraordinary character and that any violation of this Agreement would cause the Company irreparable harm which could not be reasonably or adequately compensated by damages in an action of law, and I agree that this Agreement shall therefore be enforceable both at law and in equity, by injunction or otherwise, and I agree that if the Company prevails in any legal proceedings arising out of its attempt to enforce this Agreement, in addition to any damages and/or injunctive relief which may be ordered, the Company shall be entitled to all costs, including reasonable attorneys fees, incurred by the Company in such proceedings.

  8. I agree that this Agreement does not constitute an agreement by the Company to employ me for any particular term, but that my employment is at-will, and may be terminated by me or the Company at any time, with or without cause.

  9. I represent and warrant to the Company that I am not now under any obligations to any person, firm or corporation or have any other interest which is inconsistent or in conflict with this Agreement or which would prevent, limit or impair in any way the performance by me of any of the covenants hereunder or of my duties of my said performance of services contemplated hereby.

  10. The Company may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

  11. I acknowledge and agree that the terms and conditions of this Agreement shall survive the termination of my providing services for the Company.

  12. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts as an instrument under seal.


Employee:                                 Witness:
Signature:                                Signature:
          ----------------------------               ---------------------------
Printed Name:                             Printed Name:
             -------------------------                 -------------------------
Date:                                     Date:
     ---------------------------------         ---------------------------------

                                                              Exhibit F, Part II


                       CONFIDENTIAL INFORMATION AGREEMENT

This Confidential Information Agreement is entered into this ___ day of_______ ____, by and between ____________________, a __________ corporation with a place of business at ______________ ("Company") and Bronnercom, LLC, a Delaware limited liability company with a place of business at The Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 ("Bronnercom").

WHEREAS, Company and Bronnercom contemplate entering into discussions concerning a possible business transaction between the Company and Bronnercom (the "Transaction"); and

WHEREAS, in connection with such discussions the parties may disclose to each other certain confidential and proprietary information, and that neither party would make such disclosures without the other's agreement to maintain confidential the treatment of such information in accordance with the terms hereof; and

WHEREAS, the parties desire to proceed with discussions and negotiations, and to be provided with such information, on the terms and conditions herein set forth,

NOW THEREFORE, the parties agree as follows:

1. If during the course of discussions between Bronnercom and the Company, one party should have cause to deliver any information ("Disclosing Party") to the other party ("Receiving Party"), then the Receiving Party shall not disclose or use any such information of the Disclosing Party to the extent that:

   a. it has been designated orally or in writing as "Confidential" or "Proprietary" or in like words;

   b. it contains certain information which is generally treated as proprietary, such as information regarding its business, finances or operations; or

   c. it contains certain information, whether or not in written form and whether or not designated as confidential, which the Receiving Party knows or should have known is treated as confidential by the Disclosing Party.

   (all such information to be referred to as "Confidential Information") without the prior written consent of the Disclosing Party and then only to the extent specified in such consent. Confidential Information may be used and disseminated within the Receiving Party's own organization only to the extent reasonably required for the purposes hereof.

2. The Receiving Party shall exercise the same degree of care in safeguarding the Confidential Information of the Disclosing Party that the Receiving Party would exercise for its own information of the same type. The Receiving Party shall authorize access to the Disclosing Party's Confidential Information only by its employees who have entered into appropriate confidentiality agreements (and shall ensure compliance with the terms of such agreements) or the Receiving Party's attorneys or other appropriately authorized agents and representatives.

3. The restrictions on use or disclosure described in Paragraphs 1 and 2 above do not extend to any item of information which:

   a. is publicly known at the time of its disclosure;

   b. is lawfully received from a third party not bound in a confidential relationship to the Disclosing Party;

   c. is published or otherwise made known to the public by the Disclosing
      Party;

   d. was generated independently before its receipt from the Disclosing Party;
      or

   e. is required by law to be disclosed, provided that the Receiving Party gives the Disclosing Party prior notice of the required disclosure to provide the Disclosing Party the opportunity to obtain appropriate protective orders.

4. Each party acknowledges that a violation of this Agreement would cause irreparable harm to the Disclosing Party for which no adequate remedy at law exists and each party therefore agrees that, in addition to any other remedies available, the Disclosing Party shall be entitled to injunctive relief to enforce the terms of this Agreement. The prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred because of any legal action arising in relation to this Agreement.

5. Upon demand by the Disclosing Party, the Receiving Party shall return any written Confidential Information of the other and all physical media on which Confidential Information was received, including any copies thereof, with a letter confirming that the Confidential Information has in no way been reproduced or copied or that all copies have been returned.

6. Company agrees that during this Agreement and for one (1) year following Company shall not participate or engage directly or indirectly in the solicitation or persuasion of any employee of, or consultant to, Bronnercom to terminate his or her relationship with Bronnercom or in hiring of such employee or consultant by any other person or entity.

7. The parties have entered into this Agreement only for the purposes of facilitating discussions regarding the potential Transaction, and neither Bronnercom nor the Company shall be under any further obligation to consummate the Transaction merely by executing this Agreement.

8. This Agreement shall be binding on the parties, their successors and assigns, and shall be governed by the laws of the Commonwealth of Massachusetts as an instrument under seal.

[Name]                                  Bronnercom, LLC

Signature:                              Signature:
          ----------------------------            ----------------------------

Printed Name:                           Printed Name:   Meryl K. Beckingham
             -------------------------                ------------------------

Title:                                  Title:  EVP/Chief Financial Officer
      --------------------------------        --------------------------------

Date:                                   Date:
     ---------------------------------       ---------------------------------

                                                           Exhibit G

                               Property Disposal

The preferred disposition of special equipment, props and wardrobe material is (in declining order) as follows:

  1. Return of materials to their original supplier for the full purchase price. (No authorization required).

  2. Sale of non-returnable materials at a price greater than 50% of the purchase price.

  3. Donation of materials to a nondenominational charitable organization approved by General Motors Corporation. Approved organizations are as follows: American Red Cross, Focus Hope, Goodwill Industries and Salvation Army.

  4. Scrapping of all materials which cannot be disposed of or where shipping or other additional costs prohibit cost-effective disposition.

On most jobs, the materials can be disposed of more effectively at the job site immediately following the conclusion of the job, and in these instances disposition will be included on the approved Authorization. However, if no previous Authorization has been provided for, verbal authorization from General Motors in accordance with Exhibit B, must be obtained before disposing of the material. The verbal authorization must be confirmed in writing by the authorizing individual.

Upon final disposition of said material, Bronnercom will make available to General Motors the following as applicable:

  1. Credit to General Motors for the full value of material returned, or selling price of material sold, or

  2. Proof of contribution to a charitable organization in a form suitable for IRS reporting requirements, or

  3. Proof that materials have been scrapped in the form of an affidavit signed by the manager responsible for verifying that the material was scrapped.

                                                           Exhibit H

                    Loan of Vehicle Terms and Conditions
                           and Vehicle Receipt


General Motors Corporation agrees to loan the following Vehicle to the undersigned from approximately __________________ to ____________, upon the terms set forth below:

                    MAKE:______________
                    MODEL:_____________
                    VIN: ______________

PARTICIPANT'S NAME:
                   ------------------------------------------------------------
                    Last                  First                     M.I.
ADDRESS:
        -----------------------------------------------------------------------
                    Street                City                    State

PHONE: (  )                      (home) (  )                             (work)
       --------------------------       ---------------------------------

DRIVER'S LICENSE No.:                          State:
                   ----------------------------      ---------------------------

Terms:

1.  The Vehicle is, and shall remain, the property of General Motors.

2. The undersigned agrees that: (a) the Vehicle will not be utilized illegally, improperly, for hire, as a public conveyance or in any manner for any political purpose whatsoever; (b) the Vehicle shall be driven in a safe and prudent manner by insured, licensed drivers, twenty-one (21) years of age or older; (c) the undersigned shall not modify, disconnect, or otherwise interfere with the operation of the odometer, emission control equipment, or any other equipment; (d) the undersigned will comply with the Driver Conduct Requirements on the reverse side of this form, and (e) the undersigned shall be responsible for all fines, forfeitures and penalties incurred by reason of the use of the Vehicle.

3. GENERAL MOTORS MAKES NO WARRANTY OTHER THAN THAT EXPRESSED IN ITS NEW VEHICLE LIMITED WARRANTY, A PRINTED COPY OF WHICH IS FURNISHED WITH THE VEHICLE. General Motors authorizes the undersigned to obtain, on General Motors behalf as owner of the Vehicle, such warranty service as is necessary and provided for under the new vehicle limited warranty. Ordinary operating expenses such as gas, oil, grease, tire repair and other incidentals are the responsibility of the undersigned.

4. At the end of the term of this loan, or earlier if requested by General Motors, the undersigned shall return the Vehicle in the same condition as delivered, reasonable wear and tear excepted, to the nearest General Motors office or such other location as designated by General Motors. All repairs necessary to restore the Vehicle to such condition shall be performed at a General Motors approved facility, at the expense of the undersigned.


Driver's Signature:                                     Date:
                    ------------------------------           ---------------

                       General Motors Safe Driver Program
                          Driver Conduct Requirements

I understand that the loan of this Vehicle is subject to the following terms, and verify that I am 21 years of age or older:

     1. Possess a valid operator's license, display such license to the vehicle key issuer at each vehicle exchange, and comply with all license restrictions.

     2. Never drive while impaired by alcohol, drugs, medication, illness, fatigue, or injury.

     3. Ensure the proper use of safety belts and child safety restraints for all occupants.

     4. Obey all applicable motor vehicle laws, codes, and regulations.

     5. Drive in a defensive manner, anticipating situations where incidents are likely to occur.

     6. Refrain, at all times, from using radar/laser detection devices.

     7. Plan trips by selecting the safest route, depart early enough to observe posted speed and traffic regulations, and will be mindful of current and forecasted weather conditions.

     8. Report all incidents/crashes involving damage to the vehicle, including reporting incident/crash to ESIS (a subsidiary of CIGNA Insurance) at 1-800-888-0154 and to the vehicle key issuer. (Direction is provided in the glove compartment of the vehicle.)

     9. Prohibit use of the vehicle by other parties, including family members.

Furthermore, by signing this receipt and acknowledgment, I verify that I have not been convicted within the past 36 months of any of the following motor vehicle violations:

     1. Driving while operator's license is suspended, revoked, or denied.

     2. Vehicular manslaughter, negligent homicide, felonious driving or felony with a vehicle.

     3. Operating a vehicle while impaired, under the influence of alcohol or illegal drugs, or refusing a sobriety test.

     4. Failure to stop or identify under a crash (includes leaving the scene of a crash; hit and run; giving false information to an officer).

     5. Eluding or attempting to elude a law enforcement officer.

     6. Traffic violation resulting in death or serious injury.

     7. Any other significant violation warranting suspension of license.


Driver's  Signature:                                    Date:
                    ------------------------------           ---------------

                                                                       Exhibit I

                                    Notices

If to Bronnercom:      Bronnercom, LLC
                       The Prudential Tower
                       800 Boylston Street
                       Boston, MA 02199
                       Attention:  Meryl K. Beckingham, EVP & CFO

If to General Motors:  General Motors Corporation
                       200 Renaissance Center
                       Detroit, MI 48265-2000
                       Attention:
                       Director of Advertising
                       M.C.

with a copy to:        General Motors Corporation
                       Office of the General Counsel
                       3031 W. Grand Boulevard
                       Detroit, MI 48202
                       M.C. 482-208-825